Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-XXXXXX) pertaining to the Aphton Corporation 2004 Equity Participation Plan, of our report dated March 5, 2004, except for Note 12 as to which the date is March 9, 2004, with respect to the financial statements of Aphton Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida

September 7, 2004